UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2018

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio		44115
(Address of Principal Executive Offices)		(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2018, The Sherwin-Williams Company (“Sherwin-Williams”) adopted The Sherwin-Williams Company Key Employee Separation Plan (the “Plan”). The Plan is administered by the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Sherwin-Williams, and the Committee may delegate its authority thereunder pursuant to the terms of the Plan.

Under the Plan, executive officers and other key employees of Sherwin-Williams who are selected to participate in the Plan generally are entitled, subject to execution and non-revocation of a release of claims, to certain severance payments and benefits in the event their employment is involuntarily terminated by Sherwin-Williams for reasons other than cause, death, or disability, including: (i) a cash severance amount equal to a factor (two, in the case of the Chief Executive Officer (John G. Morikis), and one and one-half, in the case of each of the Senior Vice President – Corporate Planning, Development and Administration (Sean P. Hennessey), Senior Vice President – Finance and Chief Financial Officer (Allen J. Mistysyn), and President, The Americas Group (Robert J. Davisson)) multiplied against such participant’s annual base salary plus target annual incentive bonus for the year of termination; (ii) a pro-rata annual incentive bonus based on the portion of the year the participant was employed with Sherwin-Williams and its subsidiaries (and subject to the attainment of the applicable performance goals); (iii) continuation of medical and dental coverage benefits until the earlier of: (a) reaching the age of 65, (b) the date similar benefits are provided by another employer, or (c) the expiration of the otherwise applicable COBRA continuation period; (iv) reasonable outplacement assistance for expenses actually incurred as approved by Sherwin-Williams; and (v) continued vesting of equity awards (two years, in the case of Mr. Morikis, and 18 months, in the case of each of Messrs. Hennessey, Mistysyn, and Davisson), with performance-based equity awards continuing to be subject to the attainment of the applicable performance goals. Notwithstanding the foregoing, a participant will not be entitled to severance payments and benefits under the Plan if the participant has entered into a severance, change in control, or other employment agreement with Sherwin-Williams that provides for the payment of severance compensation relating to employment termination and the participant is entitled to payment thereunder.

The Committee generally has authority to amend or terminate the Plan, except, as to any participant, within the 90-day period immediately prior to a change in control in any manner adverse to the interests of such participant (without such participant’s consent).

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

99.1	Plan Document and Summary Plan Description of The Sherwin-Williams Company Key Employee Separation Plan (Effective January 1, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

January 5, 2018	By:	/s/ Mary L. Garceau
Name: Mary L. Garceau
Title: Senior Vice President, General Counsel and Secretary

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